Exhibit 10(fg)1


                                 AMENDMENT NO. 1
                                       TO
                          MASTER DISTRIBUTOR AGREEMENT
           (United States, Canada, South America and Central America)

This Amendment No. 1 to Master Distributor Agreement ("Amendment") is dated as of August 1, 2004 between Artera Group, Inc., a Delaware corporation ("Artera"), and Spyder Technologies Group, LLC, a Connecticut limited liability company ("Distributor"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Distributor Agreement, as defined below.

WHEREAS, Artera and Distributor are parties to that certain Master Distributor Agreement for the United States, Canada, South America and Central America dated as of September 1, 2003 (the "Distributor Agreement");

WHEREAS, the parties wish to amend certain of the terms and conditions of the Distributor Agreement, as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Notices.  Article 8 of the  Distributor  Agreement is hereby  amended to
replace   Distributor's  contact  information  set  forth  thereunder  with  the following:

     "If to Distributor:   Spyder Technologies Group, LLC
                           147 Leffingwell Avenue
                           Waterbury, CT 06710
                           U.S.A. [if from outside U.S.A.]
                           Attn:  President
                           Facsimile:  203-454-3094"

     2. Royalty Schedule. Schedule 3.2 to the Distributor Agreement is hereby amended to read in its entirety as set forth in Schedule 3.2 to this Amendment.

     3. Billing, Collections and Payments Schedule. Schedule 3.3 to the Distributor Agreement is hereby amended to read in its entirety as set forth in
Schedule 3.3 to this Amendment.

Except as expressly modified or amended by this Amendment, the Distributor Agreement will remain in full force and effect. This Amendment may be executed in one or more counterparts. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.

ARTERA GROUP, INC.                                 SPYDER TECNOLOGIES GROUP, LLC


By:  /s/  Cy E. Hammond                            By:  /s/  Jonathan Parrella
     ----------------------                             ------------------------
          Cy E. Hammond                                      Jonathan Parrella
          Treasurer                                          President

                                                                    Schedule 3.2
                                                                    ------------

                                     ROYALTY

The Royalty is payable in U.S.A. dollars. The monthly Royalty amounts, per End User, are as follows:

1. Single User Residential Subscribers. The monthly Royalty amount for each residential Subscriber is based on whether Artera or the Reseller associated with such Subscriber provides and operates the Data Center serving such Subscriber, as described in this Agreement, as provided in the table below.

          ------------------------------   -----------------------------
              Reseller Data Center              Artera Data Center
          ------------------------------   -----------------------------
                     $1.00                            $1.15
          ------------------------------   -----------------------------

2. Small Business and Government Entity Subscribers. The monthly Royalty amount for each End User of a Small Business or Government Entity Subscriber is based on the number of End Users within the applicable Subscriber and on whether Artera or the Reseller associated with such End User provides and operates the Data Center serving such End User as described in this Agreement, as provided in the table below. Small Business or Government Entity Subscribers with fewer than five End Users shall be treated as if they had five End Users, with a Royalty that is five times the amount in the table.

------------------------   ----------------------   ----------------------------
  Number of End Users              Reseller                   Artera
   Within Subscriber             Data Center                Data Center
------------------------   ----------------------   ----------------------------
         1-9                       $2.50                      $3.00
------------------------   ----------------------   ----------------------------
        10-24                      $2.38                      $2.85
------------------------   ----------------------   ----------------------------
        25-49                      $2.25                      $2.70
------------------------   ----------------------   ----------------------------
       50-250                      $2.00                      $2.40
------------------------   ----------------------   ----------------------------
     Road Warrior*                                  $2.50
------------------------   -----------------------------------------------------

* "Road Warrior" refers to a version of the Service used with mobile computers that at times may be connected to the Internet through a local area network
(LAN), and at other times may be connected to the Internet on a standalone basis. The monthly Royalty for a Road Warrior End User is the sum of (a) the applicable ordinary Royalty amount described above plus (b) the applicable Road Warrior amount described above.

                                                                    Schedule 3.3
                                                                    ------------

                        BILLING, COLLECTIONS AND PAYMENTS

Reseller shall perform Service Fee billing and related services, as follows:

1.   Billing:

     (a) The Reseller shall bill the Subscriber each month. Upon receipt of the Service Fee, the Reseller shall deduct and retain any amount due to it under its Reseller Agreement. The Reseller shall pay the remainder of such Service Fee to Distributor (directly or via additional levels of Resellers). From such amount received, Distributor shall pay Artera the Royalty. Payments by the Resellers to Distributor shall be made by the end of the calendar month, for Service Fees received by the Resellers from Subscribers during the previous calendar month, by wire transfer to an account specified by Distributor. Payments by Distributor to Artera shall be made by the 15th day of the calendar month, for amounts received by Distributor from the Resellers during the previous calendar month, by wire transfer to an account specified by Artera.

     (b) To further assist Artera in calculating the Royalty and to enable Resellers to activate and de-activate End Users, the Reseller shall implement an electronic interface, as reasonably agreed upon by Artera and the Reseller, between the Reseller's back office and the CRM System. Such interface shall be via the Service's application program interface (the "API") and shall pass to the CRM System, at a minimum, the End User's (or prospective End User's) name, e-mail address and unique identifier number from the Reseller, the Reseller's unique identifier number from Artera and the Artera product identification number. The Reseller shall also establish a non-public Web page and provide its address and access to it to Artera, so that Artera may report Service activations, de-activations and similar transactions with Subscribers as described in the API documentation. Distributor shall take reasonable steps to evaluate the creditworthiness of a prospective Reseller prior to authorizing it to resell the Service.

2. Subscription Periods Greater Than One Month: Notwithstanding the foregoing, Subscription periods may be greater than one month (e.g., annual Subscriptions). In such event, (a) the Royalty shall be based on the number of months within the Subscription period notwithstanding any discount given by the Reseller to the Subscriber (unless Artera agrees otherwise in writing in advance); and (b) the Royalty for the entire Subscription period shall accrue to Artera in the first month of such Subscription period.

3. Miscellaneous: Royalty payments shall be based on subscriptions to the Service, irrespective of actual Service Fee collections and irrespective of amounts paid by the Reseller to Distributor. The Reseller shall (a) collect and pay to the appropriate governmental authorities all sales, use, VAT, excise and similar taxes due with respect to the Service Fees so processed and satisfy all reporting and filing requirements associated therewith; and
     (b) keep records of all such billing, collection, payment and tax transactions in sufficient detail to demonstrate compliance with the procedures set forth herein. Artera and Distributor may agree in writing from time to time, generally or in connection with specified Resellers, to modify the procedures set forth herein, consistent with the overall purposes and intent of this Agreement. Reseller Agreements shall require such Reseller to take the actions described for it herein.